UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2009

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On April 13, 2009, XenoPort, Inc., a Delaware corporation (the “Company”), announced that it had exercised the option contained in its Development and Commercialization Agreement, dated February 7, 2009 (as amended to date), with Glaxo Group Limited, a company existing under the laws of England and Wales (“GSK”), to co-promote and share profits and losses from the potential future sales of Solzira™ (gabapentin enacarbil) Extended Release Tablets in the United States. Solzira is the subject of a new drug application (“NDA”) that is under review by the U.S. Food and Drug Administration (“FDA”) as a potential treatment for moderate-to-severe primary restless legs syndrome (“RLS”).

Assuming FDA approval of the Solzira NDA for RLS, the Company will field a U.S. sales force of between 50 and 100 representatives to promote Solzira. This sales force will be geographically distributed across the United States and will call on prescribers of drugs that treat neurological diseases.

The Company also announced changes to the terms of its right to co-detail in the United States Requip® XL™, GSK’s product for Parkinson’s disease. Previously, the Company was entitled to detail Requip XL commencing upon its exercise of the co-promotion option and ending upon the launch of Solzira. Under the revised terms, the Company has the right to commence the detailing of Requip XL around the time of the Solzira launch. The Company would be entitled to continue these detailing activities until the earlier of the launch of a generic form of Requip XL or July 1, 2011. The Company would be compensated for each detail of Requip XL completed by its sales representatives through a fee that is separate from the Solzira joint profit and loss (“P&L”) statement.

Coincident with the election of the co-promotion option, all allowable expenses and any potential future sales of Solzira will be accounted for using a joint P&L statement, and the Company will share in the resulting operating profits and losses. Prior to the launch of Solzira, cash payments to GSK representing the Company’s share of any loss will be deferred and will be repayable over a period of time following the launch.

Assuming FDA approval of the Solzira NDA for RLS, GSK would be responsible for recording the sales of Solzira in the United States. Expenses that can be charged to the joint P&L statement are the cost of goods sold and certain costs directly related to Solzira marketing and sales. All future expenses related to the development of potential indications for Solzira in addition to RLS will not be included in the joint P&L statement and will be borne fully by GSK.

The Company’s exercise of the co-promotion option and its participation in the profit share arrangement may be reversed at any time upon notice to GSK with no penalty to the Company, in which case the original royalty-based compensation structure would apply for Solzira sales in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC. (Registrant)

Dated: April 13, 2009	By:	/s/ William G. Harris
William G. Harris Senior Vice President of Finance and Chief Financial Officer